EXHIBIT 10.263

                    SEPARATION AGREEMENT AND GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter "AGREEMENT") is made and entered into by and between Thomas H. Silberg (hereinafter "SILBERG") and Ligand Pharmaceuticals Incorporated (hereinafter "LIGAND"), and inures to the benefit of each of LIGAND's current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

                                    RECITALS

     A. SILBERG was for a period of time an employee of LIGAND, most recently as its Executive Vice President and Chief Operating Officer.

     B. SILBERG has been a corporate officer of LIGAND.

     C. SILBERG's employment with LIGAND ended effective May 13, 2003.

     D. At the time of separation, SILBERG had vested options to purchase shares of LIGAND common stock as follows: 18,333 options at $10.6800/option; 21,875 options at $15.2400/option; and 101,563 options at $16.3750/option.

     E. On or about October 26, 2000, LIGAND loaned SILBERG the principal sum of $150,000 pursuant to a written Promissory Note ("Note"). As of May 13, 2003, the principal balance remaining due on SILBERG's Note was $73,700.00.

     F. SILBERG and LIGAND wish permanently to resolve any and all disputes arising out of SILBERG's employment with LIGAND or the cessation of that employment.

     NOW, THEREFORE, for and in consideration of the execution of this AGREEMENT and the mutual covenants contained in the following paragraphs, LIGAND and SILBERG agree as follows:

     1. INCORPORATION OF RECITALS. The Recitals and identification of the parties to, and beneficiaries of, this AGREEMENT are incorporated by references as though fully set forth herein.

     2. NO ADMISSION OF LIABILITY. The parties agree that this AGREEMENT, and performance of the acts required by it, does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone, and will not be construed for any purpose as an admission of liability, culpability, negligence or wrongdoing by any party and/or by any party's current, former or fixture parents, subsidiaries, related entities, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

     3. CESSATION OF EMPLOYMENT. SILBERG's employment with LIGAND terminated May 13, 2003. SILBERG hereby acknowledges his resignation from his employment and all officer positions within LIGAND.

     4. WAGES AND VACATION TIME PAID. SILBERG acknowledges that he has been paid for all of his wages and his accrued and unused vacation time through May 13, 2003.

     5. SEVERANCE. In consideration of the general release and other covenants given by SILBERG pursuant to this AGREEMENT, LIGAND agrees that after the Effective Date of this AGREEMENT (as defined in paragraph 30 hereof), it will commence paying to SILBERG severance payments. The severance payments shall equal, in the aggregate, the gross sum of *** (representing *** months' salary, or *** less *** to be paid on the Note as described in paragraph 6 below), less applicable withholding taxes. Severance payments shall commence on the first regular payroll date following the Effective Date, and shall continue until *** equal payments of *** have been made less applicable withholding taxes.

     6. NOTE. As of the Separation Date, the outstanding balance on the Note was $73,700.00. In consideration of the general release and other covenants given by SILBERG pursuant to this AGREEMENT, LIGAND agrees to credit SILBERG with *** pursuant to the terms of the Note, which leaves a remaining balance, including taxes, of ***. This sum of *** is being repaid by SILBERG through deductions from his *** severance payments. The severance amounts referred to in paragraph 5 above reflect SILBERG's repayment of the aggregate sum of ***. Upon payment of the severance payments described in paragraph 5 above, the Note will be paid in full and will be cancelled.

     7. OUTPLACEMENT SERVICES. LIGAND shall pay SILBERG on the first business day following the expiration of the 7-day revocation period set forth in paragraph 29 the following: ***, less required withholding taxes, in lieu of outplacement services.

     8. PRIOR AGREEMENTS SUPERSEDED. With the exception of the Proprietary Information and Inventions Agreement signed by SILBERG on January 17, 2000, all prior agreements or understandings between the parties are superseded and are of no further force and effect. SILBERG understands and agrees that all of the terms of the Proprietary Information and Inventions Agreement remain in force and he agrees to maintain the confidentiality of non-public information concerning LIGAND.

     9. REFERENCE REQUESTS. LIGAND agrees that if it is contacted by prospective employers of SILBERG, LIGAND will release information concerning the dates of SILBERG's employment and the last position held, and will advise prospective employers of SILBERG that LIGAND's company policy is to release only such information.

     10. CONTINUATION OF HEALTH BENEFITS. SILBERG acknowledges that he has been provided with written materials which describe his rights to continue his and his dependents' participation in LIGAND's group dental and vision insurance plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If SILBERG timely elects to continue his and his dependents' participation in such plans pursuant to the provisions of COBRA, LIGAND will pay the premiums on behalf of SILBERG and his participating




***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


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dependents through ***. Continued participation after *** shall be at SILBERG's expense. Nothing herein shall limit the right of LIGAND to change the provider and/or the terms of its group health insurance plan at any time hereafter.

     11. EXERCISE OF VESTED STOCK OPTIONS. SILBERG understands and agrees that he has ninety (90) days from the date on which his employment with LIGAND terminated (i.e., 90 days from May 13, 2003) in which to advise LIGAND in writing of his election to exercise all or a portion of his vested stock options, to tender to LIGAND a cashier's check in an amount equal to the appropriate exercise amount and all applicable withholding taxes, and to provide to LIGAND all executed subscription documents as required by LIGAND pursuant to the 2002 Ligand Stock Incentive Plan.

     12. GENERAL RELEASE. (a) SILBERG for himself, his heirs, executors, administrators, assigns and successors, fully and forever releases and discharges LIGAND and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, "Ligand Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this AGREEMENT, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to SILBERG's employment with LIGAND or the cessation of that employment.

     (b) LIGAND for itself, its affiliates, assigns and successors, fully and forever releases and discharges SILBERG and each of his heirs, executors, administrators, assigns and successors (collectively, "Silberg Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this AGREEMENT, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to SILBERG's employment with LIGAND or the cessation of that employment.

     13. KNOWING WAIVER OF EMPLOYMENT-RELATED CLAIMS. SILBERG understands and agrees that, with the exception of potential employment-related claims identified below, he is waiving any and all rights he may have had, now has, or in the future may have, to pursue against any of the Ligand Releasees any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims for severance (except as provided for in this AGREEMENT), claims for benefits or perquisites of employment (including stock options), claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination. Claims not covered by the release provisions of this AGREEMENT are (i) claims for unemployment insurance benefits, and (ii) claims under the California Workers' Compensation Act.




***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


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     14. WAIVER OF CIVIL CODE SS.1542. Each party expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of California, which states as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each party expressly agrees and understands that the Release given by it pursuant to this AGREEMENT applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he may have against the other party, any of the Ligand Releasees or Silberg Releasees.

     15. SEVERABILITY OF RELEASE PROVISIONS. Each party agrees that if any provision of the release given by it under this AGREEMENT is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

     16. PROMISE TO REFRAIN FROM SUIT OR ADMINISTRATIVE ACTION. Each party promises and agrees that it will never sue the other party, any of the Ligand Releasees or Silberg Releasees, or otherwise institute or participate in any legal or administrative proceedings against the foregoing entities, with respect to any claim covered by the release provisions of this AGREEMENT, including but not limited to claims arising out of SILBERG's employment with LIGAND or the termination of that employment, unless it is compelled by legal process to do so.

     17. PROMISE TO REFRAIN FROM ASSISTING IN SUIT OR ADMINISTRATIVE ACTION. Each party promises and agrees that it shall not advocate or incite the institution of, or assist or participate in, any suit, complaint, charge or administrative proceeding by any other person against the other party hereto, any of the LigandReleasees or Silberg Releasees, unless compelled by legal process to do so.

     18. CONFIDENTIALITY OF SETTLEMENT. Each party promises and agrees that, unless compelled by legal process, it will not disclose to others and will keep confidential the terms of this settlement, including the amounts referred to in this AGREEMENT, except that they may disclose this information to SILBERG's spouse and to their attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which the party has consulted such professional advisors. SILBERG expressly promises and agrees that, unless compelled by legal process, he will not disclose to any present or former employees of LIGAND the terms of this settlement. Notwithstanding the foregoing, the parties acknowledge that this AGREEMENT is required to be filed with the Securities and Exchange Commission, pursuant to its rules and regulations. Confidential Treatment may be requested for certain portions, but may not be granted as to all or part of such request.

     19. PROMISE TO MAINTAIN CONFIDENTIALITY OF LIGAND'S CONFIDENTIAL INFORMATION. SILBERG acknowledges that due to the position he has occupied and the responsibilities he has had at LIGAND, he has received confidential information concerning LIGAND's products,


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research and development, customers, sales, prices, contracts, and the like.
SILBERG hereby promises and agrees that, unless compelled by legal process, he will not disclose to others and will keep confidential all information he has received while employed by LIGAND concerning LIGAND's products and procedures, its research and development, the identities of LIGAND's customers, LIGAND's sales, LIGAND's prices, the terms of any of LIGAND's contracts with third parties, and the like. SILBERG agrees that a violation by him of the foregoing obligation to maintain the confidentiality of LIGAND's confidential information will constitute a material breach of this AGREEMENT. SILBERG specifically confirms that he will continue to comply with the terms of the Proprietary Information and Inventions Agreement executed by him on January 17, 2000.

     20. NONSOLICITATION. SILBERG agrees that for a period of two (2) years from the Effective Date of this AGREEMENT, he shall not, without the prior written consent of the Company's Board of Directors, directly or indirectly solicit for employment, employ in any capacity, or make an unsolicited recommendation to any other person that it employ or solicit for employment any person who is or was, at the time of SILBERG's separation, an officer, executive, employee, agent or representative of the Company or of any affiliate of the Company.

     21. INTEGRATED AGREEMENT. The parties acknowledge and agree that no promises or representations were made to them which do not appear written herein and that this AGREEMENT contains the entire agreement of the parties on the subject matter thereof. The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties.

     22. VOLUNTARY EXECUTION. The parties hereby acknowledge that they have read and understand this AGREEMENT and that they sign this AGREEMENT voluntarily and without coercion.

     23. WAIVER AMENDMENT AND MODIFICATION OF AGREEMENT. The parties agree that no waiver, amendment or modification of any of the terms of this AGREEMENT shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification. No waiver of any term, condition or default of any term of this AGREEMENT shall be construed as a waiver of any other term, condition or default.

     24. REPRESENTATION BY COUNSEL. The parties acknowledge that they have had the opportunity to be represented in negotiations for the preparation of this AGREEMENT by counsel of their own choosing, and that they have entered into this AGREEMENT voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties or any attorneys, other than those contained within this AGREEMENT. The parties further agree that if any of the facts or matters upon which they now rely in making this AGREEMENT hereafter prove to be otherwise, this AGREEMENT will nonetheless remain in full force and effect.

     25. CALIFORNIA LAW. The parties agree that this AGREEMENT and its terms shall be construed under California law.


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     26. DRAFTING. The parties agree that this AGREEMENT shall be construed without regard to the drafter of the same and shall be construed as though each party to this AGREEMENT participated equally in the preparation and drafting of this AGREEMENT.

     27. COUNTERPARTS. This AGREEMENT may be signed in counterparts and said counterparts shall be treated as though signed as one document.

     28. PERIOD TO CONSIDER TERMS OF AGREEMENT. SILBERG acknowledges that this AGREEMENT was presented to him on June 20, 2003 and that he is entitled to have 21 days' time in which to consider the terms of this AGREEMENT. SILBERG acknowledges that he has had the opportunity to obtain the advice and counsel from the legal representative of his choice and that he executes this AGREEMENT having had sufficient time within which to consider its terms. SILBERG represents that if he executes this AGREEMENT before 21 days have elapsed, he does so voluntarily and waives any remaining consideration period.

     29. REVOCATION OF AGREEMENT. SILBERG understands that after executing this AGREEMENT, he has the right to revoke it within seven (7) days after his execution of it. SILBERG understands that this AGREEMENT will not become effective and enforceable unless the seven day revocation period passes and SILBERG does not revoke the AGREEMENT in writing. SILBERG understands that this AGREEMENT may not be revoked after the seven (7) day revocation period has passed. SILBERG understands that any revocation of this AGREEMENT must be made in writing and received by LIGAND at 10275 Science Center Drive, San Diego, CA 92121, within the seven day period.

     30. EFFECTIVE DATE. This AGREEMENT shall become effective and binding upon the parties eight (8) days after SILBERG's execution thereof, so long as he has not revoked it within the time period and in the manner specified in paragraph 29, above.


Dated: JULY 2, 2003                                  /S/ THOMAS H. SILBERG
                                                     ---------------------------
                                                     Thomas H. Silberg



                                                     LIGAND PHARMACEUTICALS INC.

Dated: 7-7-03                                        By:/S/ WARNER R. BROADDUS
                                                     ---------------------------
                                                     VP & General Counsel





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